Exhibit 99.1


                                     PNCCPAs
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December 15, 2000



Mr.  Anthony Cella
RDC International, Inc.
Sarasota City Center
1819 Main Street, Suite 702
Sarasota, Florida   34236


Dear Tony:

We have not been able to complete the audit of RDC International, Inc., for the year ended September 30, 2000 due to not receiving all of the requested confirmations in a timely manner.


Sincerely,

/s/ Thomas J.  Bellante
Thomas J.  Bellante, C.P.A.


TJB/lsl
Enclosures



             Pender Newkirk & Company * Certified Public Accountants
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          100 South Ashley Drive * Suite 1650 * Tampa, Florida 33602 *
                   (813) 229-2359 * Web Site: www.pnccpa.com

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                Member of Private Companies Practice Section and
   SEC Practice Section of American Institute of Certified Public Accountants